Exhibit 99.1

BioTime’s Renevia® Achieves Primary Endpoint in European Pivotal Trial

• Data Reinforce Renevia’s Potential in Multi-Billion Dollar Facial Aesthetics Market

• BioTime on Track to File for Renevia CE Mark by End of 2017

• Conference Call Today with Lead Investigator at 4:30 p.m. ET

ALAMEDA, Calif.--(BUSINESS WIRE)--June 14, 2017--BioTime, Inc. (NYSE MKT:BTX), a clinical-stage biotechnology company developing and commercializing products addressing degenerative diseases, today reported that, based on the analysis of top line data, the Renevia® pivotal trial in Europe has met its primary endpoint. The primary endpoint was the change in hemifacial volume at six months in the treated patients compared to patients in the delayed treatment arm as measured by 3D photographic volumetric assessment. Treated patients received approximately 5cc of Renevia in each side of the face (hemifacial). On average, 5.1cc of hemifacial volume was measured after six months, which represents an approximate 100% retention of transplanted volume. Untreated patients had no incremental hemifacial volume after six months. Comparison of the two trial arms had a statistical p value <.001. All Renevia transplants were shown to be safe and well tolerated. There were no serious adverse events during the trial.

“In the Renevia pivotal trial, we studied patients with HIV-associated facial lipoatrophy, which is a very severe form of facial volume loss,” stated Adi Mohanty, Co-CEO of BioTime. “In this clinical study, Renevia has proven to be safe and effective in these patients. We believe the data announced today, positions us to proceed with our planned CE mark filing.”

“There were further encouraging data at the 12-month time-points for seven of the trial’s run-in patients, which followed the exact same clinical trial protocol as enrolled patients, but were considered training patients for the clinical sites,” continued Mr. Mohanty. “This run-in group, on average, had 96% volume retention at six months and 93% volume retention at 12 months, which suggests the potential of even longer lasting volume retention in this patient population. Additional data from the pivotal trial, including 12-month performance and secondary endpoints, should be received in the third quarter of 2017.”

“Renevia was used to enable the transfer of a patient’s own autologous fat precursor cells as a means of possibly creating a sustained volume. The retention of the transfer volume after six months in patients is quite impressive and we look forward to evaluating the 12-month data,” said Ramon Llull, MD, PhD, Director of Stem Europe Mallorca Center, Mallorca, Spain and the primary investigator of the Renevia trial. “Given the compromised tissue of the patients participating in this study, I believe it is possible that Renevia could perform even better in patients without HIV, and I am beginning studies now with this larger population to test this theory.”

About the Trial

The current Renevia Pivotal Trial was designed to demonstrate the safety and efficacy of Renevia for treating facial lipoatrophy (abnormal fat loss in the face) in HIV patients. The pivotal trial was a multi-center, randomized, evaluator-blinded, delayed-treatment-controlled study of the effectiveness and safety of Renevia. Renevia was used to deliver the subject’s own fat-derived cells harvested via liposuction and implanted under the skin (subcutaneously) into areas of the patient’s face where there has been a loss of fat (lipoatrophy).

The study enrolled nine run-in patients and an additional 47 patients have completed their six months follow up. Of these 47 trial patients, 26 were in the treated arm and 21 were in the delayed treatment, control arm. The primary endpoint was the change in hemifacial volume at six months in treated patients compared to patients in the delayed treatment arm as measured by 3D photographic volumetric assessment. Participants in the delayed treatment group are being offered treatment after an evaluation at six months.

Renevia Program Next Steps

The next steps for the Renevia program include submission of an application for CE mark by the end of the year and conclusion of partner selection to begin preparing for European commercial launch next year. At the same time, BioTime will initiate additional pilot trials studying various dosages of Renevia by itself, Renevia in combination with autologous fat, and Renevia in combination with stromal vascular fraction cells (SVF) for any facial volume loss. Besides the studies mentioned by Dr. Llull, during the third quarter, BioTime will support a U.S. investigator initiated study by a leading plastic surgeon who will treat patients in need of facial volume restoration without underlying HIV disease. These patients will be treated with larger volumes of Renevia than in the European pivotal trial in combination with their own fat precursor cells obtained from a liposuction procedure. Successful results from this as well as additional trials with Renevia would position BioTime to quickly enter the global facial aesthetics market which is estimated to be $7 billion annually.

“There are approximately 350,000 HIV patients in Europe suffering from significant facial lipoatrophy and our objective is to make Renevia available to these patients next year,” said Mr. Mohanty. “If we achieve our goals, then we should be helping these patients and generating revenue in 2018, while at the same time working to expand Renevia’s addressable markets.”

Conference Call Information

BioTime is hosting a conference call and webcast today, Wednesday, June 14, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss the top line data from the Company’s Renevia European pivotal trial. The conference call dial-in number in the U.S./Canada is 1-877-407-0784. For international participants outside the U.S./Canada, the dial-in number is 1-201-689-8560. For all callers, please refer to the “BioTime, Inc. Conference Call.” The live webcast can be accessed on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free from U.S./Canada: 1-844-512-2921; international callers dial 1-412-317-6671. Use the Conference ID 13664249. Additionally, the archived webcast will be available on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

About Renevia®

Renevia is an investigational medical device that is being developed as a replacement for whole adipose tissue in cell assisted lipotransfer (CAL) procedures. Renevia’s hydrogel polymer network provides the requisite amino acid sequences for adipose stromal vascular cell attachment and may support proliferation, localization and adipogenic differentiation. Renevia is part of the HyStem hydrogel family of proprietary injectable matrices, which are designed to facilitate the survival and growth of transplanted cells. To learn more about Renevia, click here. To learn more about the HyStem hydrogel technology, click here.

About BioTime, Inc.

BioTime, Inc. is a clinical-stage biotechnology company focused on developing and commercializing novel therapies developed from what the company believes to be the world’s premier collection of pluripotent cell assets. The foundation of BioTime’s core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. Pluripotent cells have potential application in many areas of medicine with large unmet patient needs, including various age-related degenerative diseases and degenerative conditions for which there presently are no cures. Unlike pharmaceuticals that require a molecular target, therapeutic strategies based on the use of pluripotent cells are generally aimed at regenerating or replacing affected cells and tissues, and therefore may have broader applicability than pharmaceutical products. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. and OncoCyte Corporation, which BioTime founded and which, until recently, were majority-owned consolidated subsidiaries of BioTime.

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

To receive ongoing BioTime corporate communications, please click on the following link to join the Company’s email alert list: http://news.biotimeinc.com.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

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